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                                                                    EXHIBIT 6(a)






                          CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



The Board of Directors of
Kemper Investors Life Insurance Company and
Contract Owners of KILICO Modified Single Premium Variable Universal Life Insurance Policies (Single Life and Survivorship) - KILICO Variable Separate Account.

We consent to the inclusion in this registration statement on Form S-6 (File No. 333-79615) of our report dated February 19, 1999, on our audit of the financial statements of KILICO Variable Separate Account and to the reference to our firm under the caption "Experts."

                                                      PricewaterhouseCoopers LLP



Chicago, Illinois
November 5, 1999

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                       CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



The Board of Directors of
Kemper Investors Life Insurance Company and
Contract Owners of KILICO Modified Single Premium Variable Universal Life Insurance Policies (Single Life and Survivorship) - KILICO Variable Separate
 Account

We consent to the inclusion in this registration statement on Form S-6 (File No. 333-79615) of our report dated March 12, 1999, on our audit of the consolidated financial statements of Kemper Investors Life Insurance Company and to the reference to our firm under the caption "Experts."



PricewaterhouseCoopers LLP
Chicago, Illinois
November 5, 1999